UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2007

infoUSA Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Death of Director:
     Anshoo S. Gupta, Director of infoUSA Inc. (the “Company”), died last week. A copy of the press release issued by the Company on December 20, 2007 announcing Mr. Gupta’s passing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     Elections of Directors:
     Robin Chandra was elected by the Board of Directors of the Company to fill, effective December 24, 2007, the vacancy on the Board created by the death of director Anshoo S. Gupta.
     George Krauss and Thomas Weatherford were elected by the Board of Directors of the Company to fill two newly-created directorships, effective December 24, 2007.
     A copy of the press release issued by the Company on December 26, 2007 announcing the elections of Mssrs. Chandra, Krauss and Weatherford (as well as the formation of the Special Committee) is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events
Formation of Special Committee for Internal Investigation and Derivative Litigation (“Special Committee”)
     On December 24, 2007, the Board of Directors of the Company formed the Special Committee, to which it appointed five of its members, including the three recently elected directors. A copy of the press release issued by the Company on December 26, 2007 announcing the formation of the Special Committee (as well as the election of the three directors) is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 99.1: Press Release of infoUSA dated December 20, 2007 relating to the death of director Anshoo S. Gupta.
Exhibit 99.2: Press Release of infoUSA dated December 26, 2007 relating to the formation of the Special Committee, the creation of two new directorships, and the election of three directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: December 26, 2007

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1:	Press Release of infoUSA dated December 20, 2007 relating to the death of director Anshoo S. Gupta.

Exhibit 99.2:	Press Release of infoUSA dated December 26, 2007 relating to the formation of the Special Committee, the creation of two new directorships, and the election of three directors.